Exhibit 99.1

Intelligent Protection Management Corp.

Reports Second Quarter 2026 Financial Results

Continued Momentum – Q2 total revenue UP 13%;

Sustained Growth - Six-month total revenue UP 14%

JERICHO, NY / ACCESS Newswire / August 11, 2026 / Intelligent Protection Management Corp. (“IPM,” “we,” “us,” “our” or the “Company”) (Nasdaq: IPM), a managed technology solutions provider focused on enterprise cybersecurity and cloud infrastructure, today announced its financial results for the three months and the six months ended June 30, 2026.

Management Discussion

Jason Katz, Chairman and Chief Executive Officer, said, “Financial results for the second quarter of 2026 were solid despite supply chain constraints, achieving a 13% increase in total revenue to $6.5 million compared to last year’s second quarter. For the six months ended June 30, 2026, total revenue increased 14% to $12.8 million. We achieved double-digit revenue growth by generating new customers, expanding sales to existing customers and investing strategically for future growth. Our performance underscores the strength and value of our “white glove” managed technology solutions in highly regulated industries. As customers increasingly recognize the security, reliability and scalability of our platform, we believe we remain well positioned to capitalize on growing market demands.

“In the second quarter”, Mr. Katz continued, “we had a strong increase of 64% in procurement revenues, as customers focused on building out their infrastructure as quickly as possible to execute on their AI initiatives. Customer procurement by its nature is uneven and dependent on many unpredictable factors. In that regard, we have invested in expanding our procurement and fulfillment infrastructure to better serve our clients.

“We experienced supply chain constraints during the quarter, which affected the availability of memory, CPU and GPU components throughout the quarter. These conditions extended product lead times, resulting in delays between customer bookings and product shipments. Consequently, a portion of booked orders remained unrecognized as of the end of June 30, 2026 as revenue pending fulfillment and delivery in future quarters. Going forward, we are better prepared to manage this part of our business in a more effective way and on a more timely basis, as we are adding additional distributors, vendors, partners and manufacturers to further diversify our sources.

“During the quarter we continued to add new customer relationships and service contracts, as we remain dedicated to building a diversified customer base to reduce concentration in a handful of customers. Additionally, during the first half of 2026, we further strengthened our competitive position by achieving SOC 2 Type 1 compliance, extending our Phoenix data center agreement through 2032 and accelerating AI integration through our partnership with MASORI Therapeutics. These advancements enhance our ability to deliver secure, enterprise-grade infrastructure and AI-driven automation, elevating our position as a trusted partner.”

Mr. Katz, concluded, “As I have indicated previously, we continue to explore and evaluate strategic opportunities, including, but not limited to, potential mergers or acquisitions of other entities or assets that are synergistic to our businesses and expand our market leadership. With a strong balance sheet, no long-term debt and a growing pipeline, we believe we are well positioned to move aggressively and integrate operations that are synergistic with our core operations and can be acquired at reasonable valuations to provide greater returns for our loyal stockholders. We are confident in our ability to build on our momentum and deliver strong results throughout the remainder of 2026 as well as deliver shareholder value.”

Financial Highlights: Q2 2026

	Three Months Ended June 30, (unaudited)		Change
	2026	2025	$	%
Total revenues	$6,462,542	$5,722,599	739,943	12.9%
Loss from operations	$(1,512,371)	$(1,129,699)	382,672	33.8%
Net loss	$(1,351,498)	$(1,050,028)	301,470	28.7%
Net cash (used in) operating activities	$(591,018)	$(888,678)	(297,660)	(33.5)%
Adjusted EBITDA (a non-GAAP measure) [1]	$(610,254)	$(378,289)	231,965	61.3%

	Six Months Ended June 30, (unaudited)		Change
	2026	2025	$	%
Total revenues	$12,817,293	$11,240,637	1,576,656	14.0%
Loss from operations	$(2,280,553)	$(2,463,626)	(183,073)	(74.3)%
Net (loss) income	$(2,011,712)	$(241,498)	1,770,214	(733.0)%
Net cash (used in) provided by operating activities	$(786,730)	$856,105	(1,642,835)	(191.9)%
Adjusted EBITDA (a non-GAAP measure) [1]	$(777,773)	$(860,546)	(82,773)	(9.6)%

[1]	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Financial Measures” and the reconciliation at the end of this release for additional information.

Financial Results: Three and Six months ended June 30, 2026

For the three months ended June 30, 2026, total revenue increased by 13% to $6.5 million from $5.7 million for the three months ended June 30, 2025. This increase was driven by increased managed information technology revenue, attributed to both new customers, as well as the expansion of services sold to existing customers, and an increase in procurement revenue related to sales of AI-related equipment to customers, partially offset by decreases in professional services revenue and subscription revenue. Total revenue by revenue component for the second quarter ended June 30, 2026, was as follows:

●	Managed information technology revenue, which consists of revenue from our managed IT security services, managed backup and disaster solutions and web hosting, was $3.8 million, an increase of 8.4% from Q2 2025.

●	Procurement revenue was $2.0 million, an increase of 64.0% from Q2 2025.

●	Professional services revenue was $363,055, a decrease of 47.3% from Q2 2025.

●	Subscription revenue was $249,490, a decrease of 10.5% from Q2 2025.

Revenue from NewtekOne, Inc., a related party, was impacted by its ongoing initiatives to reduce information technology spending. We partially offset this decline in revenue through growth in recurring revenue from customers who are not related parties, including the addition of new customer relationships and service contracts during the period.

●	Net loss for the three months ended June 30, 2026 totaled $1.4 million compared to net loss of $1.1 million for the three months ended June 30, 2025;

●	Adjusted EBITDA for the three months ended June 30, 2026 totaled negative $0.6 million compared to negative $0.4 million for the three months ended June 30, 2025;

●	Cash used in operations totaled $0.6 million for the three months ended June 30, 2026 compared to cash used in operations of $0.9 million for the three months ended June 30, 2025, primarily related to our sourcing of product in connection with the increased procurement revenue;

●	Deferred revenue was $4.5 million as of June 30, 2026, which will be recognized as revenue in future quarters as products and/or services are installed; and

●	At June 30, 2026 we had $7.5 million of cash and cash equivalents on our balance sheet and no long-term debt.

For the six months ended June 30, 2026, total revenue increased by 14% to $12.8 million from $11.2 million for the comparable six-month period in 2025. The increase was driven by increased managed information technology revenue, attributed to both new customers as well as the expansion of services sold to existing customers, and an increase in procurement revenue related to sales of AI-related equipment to customers, partially offset by decreases in professional services revenue and subscription revenue.

●	For the six months ended June 30, 2026, revenue totaled $12.8 million compared to $11.2 million for the six months ended June 30, 2025, an increase of 14%, primarily attributed to an increase in our managed IT services of 9% compared to the prior year period, as well as an increase in procurement revenue of 70% compared to the prior year period;

●	Net loss for the six months ended June 30, 2026 totaled $2.0 million, compared to net loss of $0.2 million for the six months ended June 30, 2025;

●	Adjusted EBITDA for the six months ended June 30, 2026 totaled negative $0.8 million, compared to negative $0.9 million for the six months ended June 30, 2025; and

●	Cash used by operations of $0.8 million for the six months ended June 30, 2026 compared to cash provided by operations of $0.9 million for the six months ended June 30, 2025, primarily related to our sourcing of inventory in connection with the increased procurement revenue.

Items Affecting Our Results for the Second Quarter

During the three months ended June 30, 2026, we experienced supply chain constraints affecting the availability of memory, CPU and GPU components. These constraints extended product lead times compared to historical levels, resulting in delays between customer bookings and product shipments. As a result, a portion of booked orders during the quarter remained unrecognized as revenue pending fulfillment and delivery, which we expect to recognize in future quarters as the underlying products and services are shipped and installed.

During the six months ended June 30, 2026, a significant customer order was delayed and fulfilled across two reporting periods due to supply chain constraints affecting both our vendor and distribution channel. These constraints altered the cost structure associated with fulfilling the order. The initial shipment, completed in the first quarter, was recognized at expected margins, while the subsequent shipment, completed during the second quarter, incurred higher component and freight costs, resulting in a loss on that portion of the order. As a result, the combined order resulted in a loss, which contributed to the increase in cost of revenue for the period.

Operational Highlights: Three and Six months ended June 30, 2026:

●	Expanded our sales organization by adding a dedicated territory focused on the Phoenix metropolitan area and broader West Coast market, which includes an established customer base and industry expertise. Management believes this expansion positions us to pursue additional revenue opportunities and support future growth.

●	Executed an extension of our existing Phoenix data center colocation license agreement with an industry-leading data center provider through August 2032.

●	Entered into a strategic collaboration with MASORI Therapeutics (“MASORI”), an advanced artificial intelligence (“AI”) platform designed to accelerate results by reducing cost, complexity, and time for small and medium AI models, allowing organizations to save significantly by decreasing necessary code development and providing AI-related benefits.

●	Successfully achieved SOC 2 Type 1 compliance, a key milestone in our ongoing commitment to safeguarding customer data and delivering trusted cybersecurity and cloud infrastructure solutions.

●	Repurchased 50,000 shares of common stock during the first quarter of 2026, under our stock repurchase plan for an aggregate of $83,491. As of June 30, 2026, all shares of common stock available for repurchase under the stock repurchase plan had been repurchased and such plan had expired.

Conference Call Access

The Company will conduct a conference call for all interested parties on Tuesday, August 11, 2026, at 4:30 p.m. Eastern Time to discuss its financial results and address stockholder questions submitted in advance of the conference call.

To participate in this call, please dial (888) 506-0062 or (973) 528-0011, access code: 127631 or listen via a live webcast, which is available in the Investors section of the Company’s website at https://investors.ipm.com/ or https://www.webcaster5.com/Webcast/Page/2856/54297.

A replay of the call will be available by visiting https://investors.ipm.com/ for the next 90 days or by calling (877) 481-4010 or (919) 882-2331, replay access code 54297 through Tuesday, August 25, 2026.

If you would like to submit a question, please send an email with your question to IPM@lythampartners.com prior to the call. IPM will do its best to answer all appropriate questions.

About IPM

Intelligent Protection Management Corp. (Nasdaq: IPM) is a managed technology solutions provider focused on cybersecurity and cloud infrastructure. IPM provides dedicated server hosting, cloud hosting, data storage, managed security, backup and disaster recovery, and other related services, including consulting and implementing technology solutions for enterprise and commercial clients across the United States. IPM’s other products include ManyCam. IPM has an over 20-year history of technology innovation and holds 8 patents. For more information, please visit: www.ipm.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. Forward-looking statements in this press release may include, but are not limited to, the anticipated benefits of the Company’s strategic collaboration with MASORI; the expected ability of the Company’s customers to adopt, implement, and realize efficiencies from AI solutions offered through the relationship; the Company’s ability to serve as a hosting partner for third-party AI platforms and to deliver such technology to its client base; the Company’s expectations of future plans, priorities and focus; the Company’s expectations regarding its procurement, professional services and subscriptions businesses contributing to the Company’s overall results; the Company’s potential growth opportunities; the Company’s plans, objectives, strategies, expectations, and intentions; and other statements that are not statements of historical fact. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the possibility of security vulnerabilities, cyber-attacks and network disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; the Company’s ability to operate its secure private cloud through its data centers; the intense competition in the industry in which the Company operates and its ability to effectively compete with existing competitors and new market entrants; the impact of supply constraints, including those related to components of the Company’s procurement services; the Company’s ability to consummate favorable acquisitions and effectively integrate any companies or businesses that the Company acquires; the impact of adverse economic and market conditions, including those related to fluctuations in inflation and geopolitical conflicts; the Company’s reliance on a limited number of customers for its revenues and income; the Company’s ability to attract new customers, retain existing customers and sell additional services to customers; the Company’s ability to protect its intellectual property rights; and other events outside of the Company’s control. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

Joe Dorame, Roger Weiss
Lytham Partners, LLC
602-889-9680
E: ipm@lythampartners.com

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$5,228,082	$5,597,014
Cash and cash equivalents (on deposit with a related party)	2,257,069	1,801,300
Cash and cash equivalents – restricted cash (on deposit with related party)	--	1,035,747
Accounts receivable, net of allowance of $98,104 and $100,000 as of June 30, 2026 and December 31, 2025, respectively	1,920,708	1,599,725
Due from related party	26,283	75,601
Prepaid expense and other current assets	2,345,056	1,363,574
Total current assets	11,777,198	11,472,961

Property and equipment, net	400,915	550,628
Intangible assets, net	6,994,056	7,718,836
Goodwill	4,555,208	4,555,208
Operating lease right of use assets, net	4,149,953	1,140,196
Other assets	481,023	602,688
Total assets	$28,358,353	$26,040,517

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,752,648	$1,604,898
Accrued expenses and other current liabilities	583,805	1,031,733
Operating lease liabilities, current portion	564,980	756,590
Deferred revenue	4,469,109	3,878,114
Due to related party	58,675	46,450
Total current liabilities	8,429,217	7,317,785

Operating lease liabilities, non-current portion	3,645,350	387,906
Deferred tax liability	127,933	148,898
Total liabilities	12,202,500	7,854,589
Commitments and contingencies
Stockholders’ equity:
Series A Preferred Stock, $0.001 par value, 9,000,000 authorized, 4,000,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025	4,000	4,000
Common stock, $0.001 par value, 50,000,000 shares authorized, 9,878,950 shares issued and 9,035,729 and 9,085,729 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	9,879	9,879
Treasury stock, 843,221 and 793,221 shares repurchased as of June 30, 2026 and December 31, 2025, respectively	(1,583,876)	(1,500,385)
Additional paid-in capital	45,004,875	44,939,747
Accumulated deficit	(27,279,025)	(25,267,313)
Total stockholders’ equity	16,155,853	18,185,928
Total liabilities and stockholders’ equity	$28,358,353	$26,040,517

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Managed information technology, includes $1,727,862 and $1,827,817 of related party revenue for the three months ended June 30, 2026 and 2025, respectively, and $3,617,987 and $3,516,400, of related party revenue for the six months ended June 30, 2026 and 2025, respectively	$3,802,320	$3,506,754	$7,722,814	$7,065,587
Procurement revenue, includes $23,463 and $23,361 of related party revenue for the three months ended June 30, 2026 and 2025, respectively, and $57,901, and $77,881 of related party revenue for the six months ended June 30, 2026 and 2025, respectively	2,047,677	1,248,401	3,744,578	2,199,780
Professional services revenue, includes $44,514 and $56,396 of related party revenue for the three months ended June 30, 2026 and 2025, respectively, and $81,889 and $108,246 of related party revenue for the six months ended June 30, 2026 and 2025, respectively	363,055	688,815	846,355	1,415,422
Subscription revenue	249,490	278,629	503,546	559,848
Total revenue	6,462,542	5,722,599	12,817,293	11,240,637
Costs and expenses
Costs of revenue	3,791,615	2,857,449	7,051,781	5,322,112
Sales, marketing and product development expense	767,668	839,397	1,545,697	1,604,761
General and administrative expense	2,555,085	2,481,801	5,062,716	5,419,698
Depreciation and amortization	477,684	673,651	953,182	1,357,692
Litigation expenses relating to the Cisco ManyCam Litigation	382,861	--	484,470	--
Total costs and expenses	7,974,913	6,852,298	15,097,846	13,704,263
Loss from operations	(1,512,371)	(1,129,699)	(2,280,553)	(2,463,626)
Interest income, net	57,848	87,928	119,226	170,320
Other income	--	63,750	22,000	63,750
Loss from operations before income tax benefit (expense)	(1,454,523)	(978,021)	(2,139,327)	(2,229,556)
Income tax benefit (expense)	103,025	(72,007)	127,615	1,988,058
Net loss	$(1,351,498)	$(1,050,028)	(2,011,712)	$(241,498)

Net loss per share of common stock:
Basic	$(0.10)	$(0.08)	$(0.15)	$(0.02)
Diluted	$(0.10)	$(0.08)	$(0.15)	$(0.02)

Weighted average number of shares of Series A Preferred Stock used in calculating net loss per share of Series A Preferred Stock, basic and diluted	4,000,000	4,000,000	4,000,000	3,977,901
Weighted average number of shares of Common Stock used in calculating net loss per share of Common Stock, basic and diluted	9,035,729	9,201,658	9,053,463	9,219,225
Basic and diluted net loss per share of Series A Preferred Stock, basic and diluted	$(0.10)	$(0.08)	$(0.15)	$(0.02)
Basic and diluted net loss per share of Common Stock, basic and diluted	$(0.10)	$(0.08)	$(0.15)	$(0.02)

Weighted average number of shares of common stock used in calculating net loss per share of common stock:
Basic	13,035,729	13,201,658	13,053,463	13,197,125
Diluted	13,035,729	13,201,658	13,053,463	13,197,125

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(2,011,712)	$(241,498)

Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities:
Amortization of intangible assets	724,780	1,130,176
Amortization of operating lease right-of-use assets	345,445	415,661
Depreciation on property and equipment	228,402	227,515
Deferred taxes	(20,965)	(1,971,762)
Stock-based compensation	65,128	245,389
Chang in allowance for credit losses	(1,896)	3,436

Changes in operating assets and liabilities, net of acquired assets and disposition:
Accounts receivable	(269,769)	1,199,060
Operating lease liability	(289,368)	(420,414)
Prepaid expense and other current assets	(981,482)	(1,650,494)
Other assets	121,665	--
Accounts payable, accrued expenses and other current liabilities	712,047	2,067,674
Deferred revenue	590,995	(148,638)
Net cash (used in) provided by operating activities	(786,730)	856,105

Cash flows from investing activities:
Purchase of fixed assets	(78,689)	(280,149)
Cash paid for acquisition of NTS	--	(4,000,000)
Net cash used in investing activities	(78,689)	(4,280,149)

Cash flows from financing activities:
Purchase of treasury stock	(83,491)	(212,798)
Proceeds from sale of Transferred Assets	--	1,350,000
Net cash (used in) provided by financing activities	(83,491)	1,137,202

Net decrease in cash and cash equivalents	(948,910)	(2,286,842)
Balance of cash, cash equivalents and restricted cash at beginning of period	8,434,061	10,588,534
Balance of cash, cash equivalents and restricted cash at end of period	7,485,151	8,301,692
Cash and cash equivalents	$5,228,082	$6,624,860
Cash and cash equivalents (on deposit with related party)	$2,257,069	$662,118
Cash and cash equivalents - restricted cash (on deposit with related party)	$--	$1,014,714
Balance of cash and cash equivalents at end of period	$7,485,151	$8,301,692
Supplemental non-cash disclosure:
Operating lease extension, right of use asset	$3,355,202	$--
Non-cash portion of consideration for acquisition of NTS (Series A Preferred Stock issuance)	$--	$8,200,000

Use of Non-GAAP Financial Measures

The Company has provided in this release Adjusted EBITDA, a non-GAAP financial measure, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA is defined as net income (loss) adjusted to exclude interest (income) expense, net, other (income) expense, net, income tax (benefit) expense, depreciation and amortization expense, stock-based compensation expense, net loss from discontinued operations, impairment loss in connection with the Divestiture and litigation expenses relating to the Cisco ManyCam Litigation (as defined below). Prior to the fiscal quarter ended September 30, 2025, the Company did not exclude litigation expenses related to the Cisco ManyCam Litigation in calculating Adjusted EBITDA as they were not material. However, after reevaluation, the Company has determined that presenting Adjusted EBITDA without excluding such costs provides less valuable information about the Company’s core operations. As a result, beginning with the fiscal quarter ended September 30, 2025, litigation expenses related to the Cisco ManyCam Litigation are now excluded from the calculation of Adjusted EBITDA. Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest income, net; other expense, net; the potentially dilutive impact of stock-based compensation; the provision for income taxes; litigation expenses incurred in connection with our patent defense against Cisco Systems, Inc. and Cisco Technology, Inc. (the “Cisco ManyCam Litigation”); and net loss from discontinued operations. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

	Three Months Ended
	June 30 (unaudited)
	2026	2025
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(1,351,498)	$(1,050,028)
Interest income, net	(57,848)	(87,928)
Income tax expense (benefit)	(103,025)	72,007
Other income, net	--	(63,750)
Litigation expenses relating to the Cisco ManyCam Litigation	382,861	--
Depreciation and amortization expense	477,684	673,650
Stock-based compensation expense	41,572	77,760
Adjusted EBITDA	$(610,254)	$(378,289)

	Six Months Ended
	June 30, (unaudited)
	2026	2025
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(2,011,712)	$(241,498)
Interest income, net	(119,226)	(170,320)
Income tax expense (benefit)	(127,615)	(1,988,058)
Other income, net	(22,000)	(63,750)
Litigation expenses relating to the Cisco ManyCam Litigation	484,470	--
Depreciation and amortization expense	953,182	1,357,691
Stock-based compensation expense	65,128	245,389
Adjusted EBITDA	$(777,773)	$(860,546)